UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 29, 2008, ArvinMeritor, Inc. issued a press release regarding its financial results for the fiscal quarter ended March 31, 2008. The release contained a typographical error in that it stated that the outlook for full-year EBITDA from continuing operations, before special items, is expected to be in the range of $385 million to $405 million for the fiscal year. That range is actually $390 million to $410 million. Except for correcting this typographical error, the release did not change. The corrected release is furnished as Exhibit 99a to this Form 8-K.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99a – Press release of ArvinMeritor, Inc., dated April 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Jeffrey A. Craig

Jeffrey A. Craig
Senior Vice President and Controller

Date: April 29, 2008

EXHIBIT INDEX

Exhibit No.	Description

99a	Press release of ArvinMeritor, Inc., dated April 29, 2008